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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 20, 2004

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Director.

On September 20, 2004, the Board of Directors of Vicuron Pharmaceuticals Inc. (the ”Company”) appointed Alan W. Dunton, M.D. to serve on the Company’s Board of Directors. On September 23, 2004, the Board of Directors of the Company appointed Dr. Dunton to serve as a member of the Company’s Nominating Committee. In addition, the Company’s Board of Directors approved (i) the payment to Dr. Dunton of an annual fee of $35,000 for service as a member of the Board of Directors and (ii) the grant to Dr. Dunton of (a) options to purchase 20,000 shares of common stock to be awarded at the Company’s 2004 Annual Meeting of its stockholders and (b) options to purchase 5,000 shares of common stock to be awarded each October thereafter, provided Dr. Dunton remains on the Board.

Dr. Dunton was not selected as a director pursuant to any arrangement or understanding between Dr. Dunton and any other person.

On September 20, 2004, the Company issued a press release announcing the appointment of Dr. Dunton as a member of the Company’s Board of Directors. A copy of the September 20, 2004 press release is attached as Exhibit 99.1 to this Form 8-K.

The exhibit listed on the Exhibit Index (following this Report’s signature page) is furnished with this Report.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits

99.1     Press Release of Vicuron Pharmaceuticals Inc. dated September 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC.

                        (Registrant)

Date: September 24, 2004	By:	/s/ GEORGE F. HORNER III
George F. Horner III President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibit.

Exhibit No.	Description

99.1	Press release of Vicuron Pharmaceuticals Inc. dated September 20, 2004, announcing the appointment of Alan W. Dunton, M.D. as a member of the Company’s Board of Directors.